UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 20, 2007
Date of Report (Date of Earliest Event Reported)
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Neurologix, Inc.
(Exact name of Registrant as Specified in its Charter)
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Delaware (State or other Jurisdiction of Incorporation or Organization)	000-13347 (Commission File Number)	06-1582875 (I.R.S. Employer Identification No.)

One Bridge Plaza, Fort Lee, New Jersey 07024
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (201) 592-6451

(Former Name or Former Address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

John E. Mordock, President and Chief Executive Officer

On September 20, 2007, Neurologix, Inc. (the “Company”) and John E. Mordock, the Company’s President and Chief Executive Officer, entered into a letter agreement (the “Mordock Letter Agreement”) that requires the Company to enter into an employment agreement with Mr. Mordock (the “Mordock Employment Agreement”), in the form attached thereto, if the Company should consummate a sale of at least $15 million of its equity. Under the Mordock Letter Agreement, he will be entitled to receive 12 months of his base salary and immediate vesting of his options if his employment is terminated for certain reasons as stated therein.

The Mordock Employment Agreement provides that Mr. Mordock shall be employed by the Company for a period of two years, shall initially receive an annual base salary of at least $250,000 and shall be eligible to receive an annual bonus in the discretion of the Board of Directors (the “Board”) of the Company. Also, he shall be entitled to participate in all of the Company’s employee benefit plans. If his employment is terminated for certain reasons as stated in the Mordock Employment Agreement, he shall be entitled to a cash payment equal to the lesser of (i) one year of base salary or (ii) the base salary payable for the remaining term of the Mordock Employment Agreement. In addition, all of his options shall immediately vest and be exercisable for up to one year following the date of termination.

The entire text of the Mordock Letter Agreement is attached as Exhibit 10.1 and incorporated by reference herein.

Marc Panoff, Chief Financial Officer, Treasurer and Secretary

On September 20, 2007, the Company and Marc Panoff, the Company’s Chief Financial Officer, Treasurer and Secretary, entered into a letter agreement (the “Panoff Letter Agreement”) that requires the Company to enter into an employment agreement with Mr. Panoff (the “Panoff Employment Agreement”), in the form attached thereto, if the Company should consummate a sale of at least $15 million of its equity.

The Panoff Employment Agreement provides that Mr. Panoff shall be employed by the Company for a period of two years, shall initially receive an annual base salary of at least $185,000 and shall be eligible to receive an annual bonus in the discretion of the Board. Also, he shall be entitled to participate in all of the Company’s employee benefit plans. If his employment is terminated for certain reasons as stated in the Panoff Employment Agreement, he shall be entitled to a cash payment equal to the lesser of (i) one year of base salary or (ii) the base salary payable for the remaining term of the Panoff Employment Agreement. In addition, all of his options shall immediately vest and be exercisable for up to one year following the date of termination.

The entire text of the Panoff Letter Agreement is attached as Exhibit 10.2 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Mordock Letter Agreement between John E. Mordock and Neurologix, Inc.

10.2	Panoff Letter Agreement between Marc Panoff and Neurologix, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto, duly authorized.

NEUROLOGIX, INC.

Date: September 26, 2007	By:	/s/ Marc L. Panoff

	Name:	Marc L. Panoff
	Title:	Chief Financial Officer, Secretary and Treasurer